Exhibit 99.1 SUPPLEMENTAL INDENTURE NO. 2 SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of October 14, 2022 among SunPower Systems Sàrl (the “New Guarantor”), an indirect subsidiary of Maxeon Solar Technologies, Ltd. (or its successor) (the “Company”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and DB Trustees (Hong Kong) Limited as collateral trustee (the “Collateral Trustee”), under the indenture referred to below. WHEREAS the Company (or its successor) has heretofore executed and delivered to the Trustee and the Collateral Trustee an indenture (as amended by the Supplemental Indenture No.1, dated September 30, 2022, by and among the Company, the Trustee and the Collateral Trustee, the “Indenture”) dated as of August 17, 2022, providing for the issuance of the Company’s 7.50% Convertible First Lien Senior Secured Notes (the “Notes”), initially in an aggregate principal amount of $207,000,000; WHEREAS the Indenture provides that, under certain circumstances, the New Guarantor shall execute and deliver to the Trustee and the Collateral Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the obligations of the Company under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and WHEREAS pursuant to Section 8.01 of the Indenture, the Trustee, the Collateral Trustee and the Company are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of the Notes; NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Trustee and the Collateral Trustee mutually covenant and agree for the equal and ratable benefit of the Holders (as defined in the Indenture) as follows: 1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. 2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Obligations of the Company under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture. 3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 13.01 of the Indenture. 5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby. 1

6. Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. 7. Trustee and Collateral Trustee Make No Representation. The Trustee and the Collateral Trustee make no representation as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto. 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof. [Remainder of page intentionally left blank] 2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. MAXEON SOLAR TECHNOLOGIES, LTD. By: /s/ Kai Strohbecke Name: Kai Strohbecke Title: Authorized Signatory SUNPOWER SYSTEMS SÀ RL By: /s/ Kai Strohbecke Name: Kai Strohbecke Title: Authorized Signatory [Signature Page to Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE, REGISTRAR, PAYING AGENT, CONVERSION AGENT By: /s/ Annie Jaghatspanyan Name: Annie Jaghatspanyan Title: Vice President By: /s/ Irina Golovashchuk Name: Irina Golovashchuk Title: Vice President DB TRUSTEES (HONG KONG) LIMITED, AS COLLATERAL TRUSTEE By: /s/ Christina Nip Name: Christina Nip Title: Authorized Signatory By: /s/ Mak, Ka Ho Name: Mak, Ka Ho Title: Authorized Signatory [Signature Page to Supplemental Indenture]